Exhibit 99.1

[WILLOW GROVE BANCORP, INC. LETTERHEAD]


Press Release                                FOR IMMEDIATE RELEASE
                                             Contact:  Donna M. Coughey, CEO
                                             Joseph T. Crowley, CFO
                                             Telephone:  215-646-5405


                 WILLOW GROVE BANCORP, INC.  ANNOUNCES
                        SECOND QUARTER DIVIDEND


      Maple Glen, Pennsylvania - (February 1, 2006) Willow Grove Bancorp, Inc. (the "Company") (Nasdaq/NMS: WGBC), the holding company for Willow Grove Bank (the "Bank"), announced that its Board of Directors, at its January 24, 2006 meeting, declared a $0.12 cash dividend on each share of common stock of the Company, payable on February 17, 2006 to shareholders of record at the close of business on February 3, 2006.

      In a release dated January 19, 2006, the Company announced that it will host a conference call on Tuesday, February 7, 2006 at 11:00 a.m. eastern time to discuss second quarter fiscal 2006 results, followed by a brief question and answer session. Interested parties may participate by calling 412-858-4600 at 10:55 a.m. eastern time on February 7, 2006.

About Willow Grove Bank:

Willow Grove Bancorp, Inc. is the holding company for Willow Grove Bank, a federally chartered savings bank. Willow Grove Bank was founded in 1909 and operates 27 branch locations in Bustleton, Dresher, Hatboro, Holland, Huntingdon Valley, Maple Glen, North Wales, Rhawnhurst, Roslyn Valley, Somerton, Southampton, Warminster (two), Willow Grove, Downingtown, Exton, Frazer, Thorndale, Westtown, Airport Village, Brandywine Square, Devon, Kennett Square, Eagle, Coatesville, Avondale and West Chester, Pennsylvania.

Additional information is available at: www.willowgrovebank.com.

Forward Looking Statements

The information contained in this press release may contain forward-looking statements (as defined in the Securities Exchange Act of 1934 and the regulations thereunder) which are not historical facts or as to Willow Grove Bancorp, Inc. management's intentions, plans, beliefs, expectations or opinions. Forward-looking statements may be identified by the use of words such as "believe", "expect", "anticipate", "intend", "plan", "estimate", "could", "may", "likely", "probably" or "possibly". Willow Grove Bancorp undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.